UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2015

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01. Changes in Control of Registrant.

Effective September 11, 2015, Total Merchant Limited, a Samoan limited company, acquired control of Metalico, Inc. (the “Company”) upon consummation of the transactions contemplated under the Agreement and Plan of Merger, dated as of June 15, 2015, by and among Total Merchant Limited (“Parent”), TM Merger Sub Corp. (“Merger Sub”) and the Company, as amended (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”) and the Company became a wholly owned subsidiary of Parent. The Company’s stockholders are entitled to receive $0.60 in cash (the “Merger Consideration”) for each share of the Company’s common stock owned by them as of September 11, 2015, or approximately $44 million in the aggregate. Parent has also caused the Company’s senior secured institutional debt and outstanding convertible debt to be repaid in full (including all principal, interest and premiums or penalties) and the assumption of certain additional obligations of the Company. Parent used available cash and borrowings under existing credit facilities to complete the transaction.

Item 5.02. Departure of Directors.

Effective upon closing of the Merger described under “Item 5.01Changes in Control of Registrant” of this Current Report on Form 8-K, all of the members of the Company’s Board of Directors resigned.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held a Special Meeting of Stockholders on September 11, 2015.

(b) The following matters were voted upon at the Special Meeting:

(i) Stockholders approved a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2015, by and among Total Merchant Limited (“Parent”), TM Merger Sub Corp. and Metalico, as amended and as such agreement may be further amended from time to time (the “Merger Agreement”) as follows:

FOR	41,797,315
AGAINST	3,379,407
ABSTAIN	80,205

(ii) Stockholders approved a proposal to adjourn the Special Meeting, if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, as follows:

FOR	41,296,554
AGAINST	3,668,952
ABSTAIN	291,421

Item 8.01 Other Events.

On September 11, 2015, Metalico issued a press release announcing the closing of the transactions contemplated under the Merger Agreement described under “Item 5.07(b)(i) Submission of Matters to a Vote of Security Holders” of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The attached press release can also be accessed on Metalico’s website at www.metalico.com.

Item 9.01. Financial Statements and Exhibits.

Ex. 99.1 Press Release issued September 11, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

September 11, 2015	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued September 11, 2015